UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 7, 2019

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, 3rd Floor, New York, New York	10018
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.08 Shareholder Director Nominations.

Iconix Brand Group, Inc., a Delaware corporation, (the “Company”) will hold its 2019 annual meeting of shareholders (the “2019 Annual Meeting”) on May 7, 2019. Because the date of the 2019 Annual Meeting is more than 30 days from the anniversary date of the Company’s 2018 annual meeting of shareholders, pursuant to the Company’s bylaws, the Company is providing notice of the deadline for the submission of any qualified shareholder proposal or qualified shareholder nominations under the rules of the Securities and Exchange Commission (the “SEC”) in this Form 8-K. In accordance with the Company’s bylaws, any shareholder proposal or nomination intended to be considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting must be received by the Company at its principal executive offices at 1450 Broadway, 3rd Floor, New York, NY 10018, by no later than February 17, 2019, and directed to the Corporate Secretary.

Shareholder proposals intended to be considered for inclusion in the Company’s proxy materials for the 2019 Annual Meeting must comply with the requirements set forth above, the Company’s bylaws and all applicable rules and regulations promulgated by the SEC under the Securities Exchange Act of 1934, as amended.

Shareholders who intend to submit a proposal regarding a director nomination or other matter of business at the 2019 Annual Meeting, and who do not desire to have those proposals included in the Company’s proxy materials for the 2019 Annual Meeting, must ensure that notice of any such proposal (including certain additional information specified in the Company’s bylaws) is received by the Corporate Secretary at the Company’s principal executive offices on or before the close of business on February 17, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC.
(Registrant)

By:	/s/ Robert Galvin
Name: Robert C. Galvin
Title: President and Chief Executive Officer

Date: February 7, 2019